EXHIBIT 21.1

                  SUBSIDIARIES OF INCYTE PHARMACEUTICALS, INC.





                                                     Jurisdiction of
                  Name                               Organization
        ------------------------                   ---------------------

            Combion, Inc.                             Delaware
         Genome Systems, Inc.                         Missouri
         Incyte Europe Limited                       England and Wales
            Synteni, Inc.                             Delaware